EXHIBIT 11

                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                          THREE MONTH ENDED                    NINE MONTHS ENDED
                                                            SEPTEMBER 30,                        SEPTEMBER 30,
                                                    ------------------------------      ------------------------------
                                                        1997              1996               1997              1996
                                                    ------------------------------      ------------------------------
Primary earnings per common share:

Net Income                                          $  3,577,991      $  2,100,604      $  8,106,954      $  4,804,745

Add interest on $2,000,000 convertible note
payable, net of tax                                            -            29,700                 -            89,100
                                                    ------------------------------      ------------------------------
Net income as adjusted for calculation of primary
earnings per share                                  $  3,577,991      $  2,130,304      $  8,106,954      $  4,893,845
                                                    ------------------------------      ------------------------------
Weighted average number of common shares
outstanding                                           10,921,314         8,000,000        10,792,743         8,000,000

Weighted average shares of common stock
equivalents, utilizing the treasury stock method          91,319             4,750            39,429             4,750

Weighted average number of shares issuable
from assumed exercise of $2,000,000 convertible
note payable (a)                                               -           503,853                 -           503,853
                                                    ------------------------------      ------------------------------
Weighted average number of shares, as adjusted for
calculation of primary earnings per common share      11,012,633         8,508,606        10,832,172         8,508,606
                                                    ------------------------------      ------------------------------
Primary earnings per common share                   $       0.32      $       0.25      $       0.75      $       0.56
                                                    ------------------------------      ------------------------------
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(a)  For 1996, represents the weighted average of 503,853 common shares from the assumed conversion of the 2,000,000 convertible note payable on May 26,
     1995.

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